TERMINATION AND RELEASE

This Termination and Release ("Release") is entered into on this 1st of August, 2001 by and between Chesapeake Corporation ("Company") and the employee signing below ("Employee"). In consideration of the mutual promises and other consideration described in the Chesapeake Corporation Voluntary Separation Program for Eligible Salaried Employees Agreement and General Release, which Employee has executed, Company and Employee agree as follows:

1. Upon the signing of this Release by Company and Employee, the Executive Employment Agreement dated September 13, 1999 ("Agreement") is terminated, and each of the parties thereto shall be deemed to have released and discharged the other from all obligations and liabilities under the Agreement.

2. By signing this Release, Company and Employee acknowledge that they understand it and agree to its terms.

/s/ John F. Gillespie		/s/ Thomas A. Smith
Chesapeake Corporation

BY:	John F. Gillespie	Thomas A. Smith

TITLE:	Senior Vice President -	Vice President - Human Resources
Human Resources &
	& Organizational Development	Vice President - Human Resources